UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Moody National REIT II, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State of incorporation or organization)	47-1436295 (I.R.S. Employer Identification No.)

 6363 Woodway Drive, Suite 110, Houston, Texas 77057

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered None	Name of each exchange on which each class is to be registered None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-198305

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class To Be So Registered
Common Stock, $0.01 par value per share

(Titles of classes)

Item 1: Description of Registrant’s Securities to be Registered.

The descriptions of the common stock, $0.01 par value per share of Moody National REIT II, Inc. (the “Company”) registered hereby are incorporated herein by reference to the sections entitled “Suitability Standards,” “Prospectus Summary” and “Description of Capital Stock” in the prospectus contained in Post-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 (“Post-Effective Amendment No. 6”), as filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2017 (File No. 333-198305) (the “Registration Statement”), and all amendments to such Registration Statement subsequently filed with the Commission, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2: Exhibits.

1.	Articles of Amendment and Restatement of Moody National REIT II, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 filed January 12, 2015 to the Registration Statement on Form S-11 (File No. 333-198305) filed on August 22, 2014)
2.	Bylaws of Moody National REIT II, Inc. (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-11 (File No. 333-198305) filed on August 22, 2014)

3.	Form of Subscription Agreement (included as Appendix B in Post-Effective Amendment No. 6 and incorporated herein by reference)

4.	Distribution Reinvestment Plan (included in Post-Effective Amendment No. 6 as Appendix C and incorporated herein by reference)

5.	Share Repurchase Program (incorporated by reference to the section entitled “Description of Capital Stock—Share Repurchase Program” in Post-Effective Amendment No. 6)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 28, 2017	Moody National REIT II, Inc.

	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	Chairman of the Board, Chief Executive Officer and President